TIDAL TRUST II 485BPOS

Exhibit 99(h)(i)(21)

TWENTIETH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS TWENTIETH AMENDMENT effective as of July 2, 2024, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of July 5, 2022, as amended, is entered into by and between Tidal Trust II, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Reflect name changes for certain funds and to add the following funds:

●	Defiance Daily Target 2X Short Ether ETF
●	Octane All-Cap Value Energy ETF
●	Nicholas Global Equity and Income ETF
●	YieldMaxTM BABA Option Income Strategy ETF
●	YieldMaxTM CVNA Option Income Strategy ETF
●	YieldMaxTM DKNG Option Income Strategy ETF
●	YieldMaxTM HOOD Option Income Strategy ETF
●	YieldMaxTM JD Option Income Strategy ETF
●	YieldMaxTM MARA Option Income Strategy ETF
●	YieldMaxTM PDD Option Income Strategy ETF
●	YieldMaxTM PLTR Option Income Strategy ETF
●	YieldMaxTM RBLX Option Income Strategy ETF
●	YieldMaxTM SHOP Option Income Strategy ETF
●	YieldMaxTM SMCI Option Income Strategy ETF
●	YieldMaxTM TSM Option Income Strategy ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twentieth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST II	TIDAL ETF SERVICES LLC

On behalf of each series listed on

Amended Exhibit A attached hereto

By:	/s/ Lissa Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis
Title:	Secretary	Title:	President

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

YieldMax™ Innovation Income Strategy ETF

YieldMax™ KWEB Option Income Strategy ETF

YieldMax™ Gold Miners Option Income Strategy ETF

YieldMax™ XBI Option Income Strategy ETF

YieldMax™ TLT Option Income Strategy ETF

YieldMa™x AAPL Option Income Strategy ETF

YieldMax™ AMZN Option Income Strategy ETF

YieldMax™ BRK.B Option Income Strategy ETF

YieldMax™ COIN Option Income Strategy ETF

YieldMax™ META Option Income Strategy ETF

YieldMa™x GOOG Option Income Strategy ETF

YieldMax™ NFLX Option Income Strategy ETF

YieldMax™ NVDA Option Income Strategy ETF

YieldMax™ SQ Option Income Strategy ETF

YieldMax™ TSLA Option Income Strategy ETF

YieldMax™ MSTR Option Income Strategy ETF

YieldMax™ ABNB Option Income Strategy ETF

YieldMax™ AMD Option Income Strategy ETF

YieldMax™ MRNA Option Income Strategy ETF

YieldMax™ PYPL Option Income Strategy ETF

YieldMax™ DIS Option Income Strategy ETF

YieldMax™ JPM Option Income Strategy ETF

YieldMax™ MSFT Option Income Strategy ETF

YieldMax™ XOM Option Income Strategy ETF

YieldMax™ AI Option Income Strategy ETF

YieldMax™ ROKU Option Income Strategy ETF

YieldMax™ SNOW Option Income Strategy ETF

YieldMax™ ZM Option Income Strategy ETF

YieldMax™ ADBE Option Income Strategy ETF

YieldMax™ NKE Option Income Strategy ETF

YieldMax™ ORCL Option Income Strategy ETF

YieldMax™ INTC Option Income Strategy ETF

YieldMax™ BIIB Option Income Strategy ETF

YieldMax™ BA Option Income Strategy ETF

YieldMax™ TGT Option Income Strategy ETF

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMax™ Short TSLA Option Income Strategy ETF

YieldMax™ Short Innovation Option Income Strategy ETF

YieldMax™ Short NVDA Option Income Strategy ETF

YieldMax™ Short COIN Option Income Strategy ETF

YieldMax™ Short AAPL Option Income Strategy ETF

YieldMax™ Short N100 Option Income Strategy ETF

YieldMaxTM Bitcoin Option Income Strategy ETF

YieldMaxTM BABA Option Income Strategy ETF
YieldMaxTM CVNA Option Income Strategy ETF
YieldMaxTM DKNG Option Income Strategy ETF
YieldMaxTM HOOD Option Income Strategy ETF
YieldMaxTM JD Option Income Strategy ETF
YieldMaxTM MARA Option Income Strategy ETF
YieldMaxTM PDD Option Income Strategy ETF
YieldMaxTM PLTR Option Income Strategy ETF
YieldMaxTM RBLX Option Income Strategy ETF
YieldMaxTM SHOP Option Income Strategy ETF
YieldMaxTM SMCI Option Income Strategy ETF
YieldMaxTM TSM Option Income Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

Nicholas Fixed Income Alternative ETF

Nicholas Global Equity and Income ETF

Pinnacle Focused Opportunities ETF

Veridien Climate Action ETF

Return Stacked® Bonds & Managed Futures ETF

Return Stacked® Global Stocks & Bonds ETF

Return Stacked® U.S. Stocks & Managed Futures ETF

Return Stacked® Bonds & Futures Yield ETF

Return Stacked® U.S. Stocks & Futures Yield ETF

DGA Absolute Return ETF

Tactical Advantage ETF

Roundhill Generative AI & Technology ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Grizzle Growth ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance Developed Markets Enhanced Options Income ETF

Defiance Emerging Markets Enhanced Options Income ETF

Defiance Nasdaq 100 Target Income ETF

Defiance S&P 500 Target Income ETF

Defiance R2000 Target Income ETF

Defiance Gold Enhanced Options Income ETF

Defiance Silver Enhanced Options Income ETF

Defiance Oil Enhanced Options Income ETF

Defiance Treasury Enhanced Options Income ETF

Defiance Daily Target 2X Long Ether ETF

Defiance Daily Target 1.75X Short MSTR ETF

Defiance Daily Target 2X Long Carbon ETF

Defiance Daily Target 2X Long Copper ETF

Defiance Daily Target 2X Long Lithium ETF

Defiance Daily Target 2X Long LLY ETF

Defiance Daily Target 1.5X Long MSTR ETF

Defiance Daily Target 2X Long NVO ETF

Defiance Daily Target 2X Long PANW ETF

Defiance Daily Target 2X Long SMCI ETF

Defiance Daily Target 2X Long Solar ETF

Defiance Daily Target 2X Long Uranium ETF

Defiance Daily Target 2X Short Ether ETF

CoreValues Alpha Greater China Growth ETF

CoreValues Alpha America’s Digital Growth ETF

CoreValues Alpha India Growth ETF

Hilton Small-MidCap Opportunity ETF

Quantify Absolute Income ETF

iREIT® - MarketVector Quality REIT Index ETF

Even Herd Long Short ETF

Peerless Option Income Wheel ETF

Clockwise Core Equity & Innovation ETF

Cambria Chesapeake Pure Trend ETF

Octane All-Cap Value Energy ETF

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